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                                                                  EXHIBIT 10.17


                             EMPLOYMENT AGREEMENT
                             --------------------



     THIS EMPLOYMENT AGREEMENT is entered into as of May 30, 1996 by and between MIM Corporation, a Delaware corporation having a principal place of business at One Blue Hill Plaza, Pearl River, New York 10965 (the "Company"), and E. David Corvese, having a permanent residence address at 839C Ministerial Road, South Kingstown, RI 02879 ("Executive").

     WHEREAS, the Company desires to retain the services of Executive as an employee for the period provided in this Agreement; and

     WHEREAS, Executive, understanding and accepting conditions of employment set forth herein, desires to render services to the Company on a full-time basis on the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby covenant and agree as follows:

1.   Employment.
     -----------

1.1 The Company hereby agrees to employ Executive, and Executive agrees to be employed by the Company, for the period stated in Section 3, subject to earlier termination as provided in Section 8 herein, at the rate of compensation and upon the other terms and conditions hereinafter set forth.

2.   Position and Responsibilities.
     -----------------------------

2.1 During the term of his employment hereunder, Executive agrees to serve as Vice Chairman of the Company. Executive shall report to the Board of Directors of the Company. During said term, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Company, and to perform such other services not inconsistent with his position as shall from time to time be assigned to him by the Board of Directors.

3.   Term of Employment.
     ------------------

3.1 The term of Executive's employment under this Agreement shall commence as of the date hereof and shall continue for a period ending May 29, 2000 or such earlier date as this

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     Agreement shall be terminated pursuant to the provisions of Section 8.1 hereof ("Employment Term").

4.   Duties.
     ------

4.1 During the Employment Term, except for illness, vacations and holidays in accordance with then-current Company policy, and (subject to the approval of the Company) reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, undivided loyalty and best efforts to the faithful performance of his duties hereunder; provided, however, that with the approval of the Board of Directors of the Company, Executive may serve or continue to serve on the board of directors of, and hold any other offices or positions in companies or organizations which, in the Board's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially adversely affect the performance of Executive's duties pursuant to this Agreement.

5.   Compensation and Bonuses.
     ------------------------

5.1 For all services rendered by Executive in any capacity under this Agreement during the Employment Term including, without limitation, services as an executive, officer, director or member of any committee of the Company or of any subsidiary, affiliate, or division thereof, the Company shall pay Executive as compensation a salary, initially at an annualized rate of Three Hundred Twenty-Five Thousand Dollars ($325,000) per annum ("Salary"), payable in accordance with the customary payroll practices of the Company but in no event less frequently than monthly. Executive's performance will be reviewed by the Board of Directors at least yearly, at which times the Board may adjust the Salary rate, but not below the aforesaid initial Salary rate.

6.   Reimbursement of Expenses.
     -------------------------

6.1 Consistent with established policies of the Company, the Company shall pay or reimburse Executive for all reasonable travel and other out-of-pocket expenses incurred by Executive in performing his obligations under this Agreement.

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7.   Benefits.
     --------

7.1 Executive shall be entitled to all Company benefits now in effect or subsequently provided to other Company employees and to Company executives in similar positions, such as standard group health and life insurance and 401(k) Plan participation, as well as payment of the premium cost for $1,000,000 life insurance (provided that, until such time as any "lockup" imposed on Executive's shares of Company common stock in connection with the Company's initial public offering of common stock, it any, terminates, such premium payment shall be for $6,000,000 life insurance).

7.2 In addition, the Company shall provide Executive with the amount of One Thousand Dollars ($1,000) during each calendar month during the Employment Term to be applied toward the expense of an appropriate automobile for use by Executive in fulfilling his duties hereunder. As and when required by law, monies provided in accordance with this Section 7 will be added to Executive's Form W-2 at the end of each calendar year.

7.3 Executive shall be entitled to receive four (4) weeks of vacation per contract year.

7.4 Executive shall be eligible to participate in an Executive Bonus Program for senior officers to be established by the Company during 1996.

8.   Termination of Employment; Payments to Executive Upon Termination of
     --------------------------------------------------------------------
     Employment.
     ----------

8.1 Executive's employment hereunder shall terminate prior to the expiration date set forth in Section 3.1 hereof under the following circumstances:

     (a)  upon the death of Executive;

     (b) at the election of the Company in the event of Executive's disability. As used in this Agreement, the term "disability" shall mean the material inability, in the reasonable opinion of the Board of Directors of the Company, of Executive to render his agreed-upon full-time services to the Company due to physical and/or mental infirmity for an aggregate period of time exceeding one hundred twenty (120) days in any twelve (12) consecutive month period;

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     (c)  upon discharge of Executive by the Company for Cause. As used in this
          Agreement, "Cause" shall mean (i) conviction of a felony or crime of moral turpitude, (ii) unauthorized acts intended to result in Executive's personal enrichment at the material expense of the Company or its reputation, (iii) any material violation of Executive's duties or responsibilities to the Company which constitutes willful misconduct or dereliction of duty, or material breach of Section 9 herein, or (iv) Executive's other material breach of this Agreement which breach shall have continued unremedied for ten (10) days after written notice by the Company to Executive specifying such failure;

     (d)  upon discharge of Executive by the Company without Cause;

     (e)  upon Executive's election to terminate his employment; or

     (f)  by mutual written agreement of Executive and the Company.

8.2  In the event that Executive's employment is terminated in accordance with
     Section 8.1(a) herein, or in the case of Executive's death during any period set forth in Sections 8.5 or 8.6 herein in which the Company is continuing to pay Salary after termination of employment, the Company's obligation to continue such Salary, or any insurance or other benefits provided herein, shall cease, except to the extent then accrued or as otherwise required by law.

8.3  In the event that Executive's employment is terminated in accordance with
     Section 8.1(b) herein, Executive shall continue to receive his Salary for twelve (12) months following the month in which such termination occurs.

     During the period in which Salary is continued as a termination benefit for a termination in accordance with Section 8.1(b), said termination benefit is in lieu of any disability benefits provided under the Company's employee benefit policy, and the Salary otherwise payable upon such termination will be reduced by all short term and long term disability payments received by Executive during the twelve (12) month termination benefit period.

8.4 In the event that the Company terminates Executive's employment in accordance with Section 8.1(c) herein, the

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     Company's obligation to continue to pay Executive's Salary shall cease as of the effective date of termination.

8.5 In the event that the Company terminates Executive's employment in accordance with Section 8.1(d) herein, the Company shall continue to pay Executive his Salary at the rate in effect on the date of termination for twelve
(12) months following the month in which such termination occurs.

8.6 In the event that Executive elects to terminate his employment due to material breach of this Agreement by the Company, Executive shall continue to receive his Salary at the rate in effect on the date of termination for twelve (12) months following the month in which such termination occurs. If Executive so elects to terminate his employment, Executive shall give not less than ninety (90) days prior written notice of termination within ninety (90) days after the event giving rise to the right to elect to terminate employment or after Executive reasonably should be aware of such event, such notice to specify the event in detail. For a period of sixty
     (60) days after such notice the Company shall have the right to cure such event and, upon such cure, Executive's right to receive post-termination Salary under this Section 8.6 with respect to such cured event shall terminate. Payment of Salary as set forth in this Section 8.6 shall be conditional upon Executive's observance of the aforesaid notice requirement and the Company's failure to cure such event.

8.7 In the event that Executive elects to terminate his employment for reasons other than those set forth in Section 8.6 herein, his Salary shall cease as of the effective date of his termination.

8.8 For any period during which Executive's Salary is continued as a termination benefit in accordance with this Section 8, Executive's medical, disability and life insurance coverage shall continue, at the same level as during employment hereunder, for the period that his Salary continues to be paid as provided herein, or until Executive obtains other coverage through employment elsewhere, whichever occurs first. The Company will make withholdings from said termination payments in accordance with the Company's generally applicable policies regarding employee contributions for such insurance coverages.

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8.9  Except as specifically provided in Section 8 herein or as otherwise required by law, and subject to Section 9 herein, upon the expiration or earlier termination of Executive's employment hereunder, the Company shall have no duty or obligation to Executive other than to pay him his compensation and benefits accrued through the date of such expiration or termination. Such accrued compensation and benefits, and the termination benefits provided in this Section 8, shall be the sole obligation of the Company, its subsidiaries, affiliates or divisions, for any and all services performed by Executive for, or positions held by Executive with, such entities.

9.   Certain Obligations of Executive.
     --------------------------------

9.1 Executive represents and warrants that (a) there are no restrictions, agreements or understandings whatsoever to which Executive is a party or subject which would prevent or make unlawful his execution of this Agreement or his employment hereunder, (b) his execution of this Agreement and his employment hereunder shall not constitute a breach of any law, rule or regulation, or of any contract, agreement or understanding, oral or written, to which he is a party or by which he is bound and (c) he is free and able to execute this Agreement and to enter into employment by the Company.

9.2 Executive further covenants with the Company as follows: (As used in this Section 9, "Company" shall include the Company and its subsidiaries and affiliates.)

     (a)  Assistance in Litigation.  Executive shall, upon reasonable notice,
          ------------------------
          furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any threatened or actual litigation or other judicial or administrative proceedings in which it is, or may become, a party, and the Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred in connection with such activity.

     (b)  Confidential Company Information.  Executive shall not knowingly use
          --------------------------------
          for his own benefit or disclose or reveal to any unauthorized person, any trade secret or other confidential information relating to the Company or its business associates, or to any of the actual, planned or contemplated businesses thereof, including, without limitation, customer lists, customer needs, price and

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          performance information, processes, supply sources and
          characteristics, business opportunities, potential business interests, marketing, promotional pricing and financing techniques, business plans and strategies, and Executive confirms that such information constitutes the exclusive property of the Company. Such restriction on confidential information shall remain in effect unless, until and only to the extent that it is (i) disclosed in published literature or otherwise generally available in the industry through no fault of Executive, (ii) obtained by Executive before or after the Employment Term from a third party with the prior right to make such disclosure. Executive agrees that he will return to the Company any physical embodiment of such confidential information upon termination of employment.

     (c)  Non-Competition.  During the Employment Term and for a period of one
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          year following (i) termination of such employment (irrespective of the reason for such termination) or (ii) payment of any compensation in accordance with Section 8 herein (unless such termination is by the Company without Cause), whichever occurs last, Executive shall not engage, directly or indirectly (which includes, without limitation, owning, managing, operating, controlling, being employed by, giving financial assistance to, participating in or being connected in any material way with any person or entity other than the Company), anywhere in the United States in the businesses of (i) pharmacy benefit management, (ii) any business in which the Company is then engaged, and (iii) any component of any of the foregoing businesses; provided, however, that Executive's ownership as a passive investor of less than two percent (2%) of the issued and outstanding stock of a publicly held corporation shall not be deemed to constitute competition. Further, during such period Executive shall not act to induce any of the Company's customers or employees to take action which might be disadvantageous to the Company.

     (d)  Inventions and Improvements.  Executive hereby acknowledges that he
          ---------------------------
          will treat as for the Company's sole benefit, and fully and promptly disclose and assign to the Company without additional compensation, all ideas, information, discoveries, inventions and

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          improvements which are based upon or related to any confidential information protected under Section 9.2(b) herein, and which are made, conceived or reduced to practice by him during his employment by the Company and within one (1) year after termination thereof. The provisions of this subsection 9.2(d) shall apply whether such ideas, discoveries, inventions, improvements or knowledge are conceived, made or gained by him alone or with others, whether during or after usual working hours, either on or off the job, to matters directly or indirectly related to the Company's business interests (including potential business interests), and whether or not within the realm of his duties.

     (e)  Third Party Confidential Information.  Executive agrees that he will
          ------------------------------------
          not disclose to the Company, or use during the Employment Term, any proprietary or confidential information belonging to any third party which Executive may have acquired because of an employment, consulting or other relationship with such third party, whether such information is in Executive's memory or embodied in a writing or other physical form.

     (f)  Remedies. Executive recognizes that the restrictions on his
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          activities set forth in this Section 9 are required for the reasonable protection of the Company and its associates, and Executive expressly acknowledges that such restrictions are fair and reasonable for that purpose. Executive further expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 9, and that the Company, in addition to all other remedies it may have hereunder or otherwise, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such actual or threatened breach or violation, in any court of competent jurisdiction. If any of the provisions of this Section 9 are held to be in any respect an unreasonable restriction upon Executive then they shall be deemed to extend only over the maximum period of time, geographic area, and/or range of activities as to which they may be enforceable.

9.3 Executive expressly agrees that all payments and benefits due Executive under this Agreement shall be subject to

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     Executive's compliance with the provisions set forth in this Section 9.

9.4 This Section 9 shall survive the expiration or earlier termination of this Agreement.

10.  Tax Withholding.
     ---------------

10.1 The Company may withhold from any compensation or other payments or benefits made under this Agreement all Federal, State, City, or other taxes as shall be required pursuant to any law or governmental regulations or ruling.

11.  Effect of Prior Agreements.
     --------------------------

11.1 This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements on the subject matter hereof between Executive and the Company or any predecessor, affiliate, shareholder or officer thereof.

12.  General Provisions.
     ------------------

12.1 Non-assignability.  Neither Executive nor his beneficiaries or legal
     -----------------
     representatives may assign this Agreement, or any rights or obligations hereunder, without the Company's prior written consent. The Company may not assign this Agreement, or any rights or obligations hereunder, other than to a parent or subsidiary corporation, an affiliate or an entity that succeeds to substantially all of the Company's assets, without Executive's prior written consent.

12.2 Binding Agreement.  This Agreement shall be binding upon, and inure to
     -----------------
     the benefit of, Executive and the Company and their respective heirs, executors, administrators, successors and permitted assigns.

12.3 Amendment of Agreement.  This Agreement may not be modified or amended
     ----------------------
     except by an instrument in writing signed by the parties hereto.

12.4 Waiver.  No term or condition of this Agreement shall be deemed to
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     have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. Neither the failure nor any delay on the part of either party to exercise any right, remedy,

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     power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege nor shall any other waiver of right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

12.5 Severability.  If, for any reason, any provision of this Agreement is
     ------------
     held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in force and effect.

12.6 Third Party Benefit.  The parties hereto agree that affiliates of the
     -------------------
     Company for which services are or may be rendered hereunder by Executive are third party beneficiaries of this Agreement.

12.7 Headings.  The headings of paragraphs herein are included solely for
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     convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

12.8 Governing Law.  This Agreement has been executed and delivered in the
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     State of Rhode Island, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State other than any rule thereof which would refer any such matter to the laws of any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending the Agreement to become binding and effective as of the date and year first written above.

MIM Corporation

   /s/ John H. Klein
By________________________________
     Chairman / C.E.O.
Title_____________________________


/s/ E. David Corvese
__________________________________
Executive

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